          EXHIBIT 23.1

MICHAEL GILLESPIE & ASSOCIATES, PLLC
CERTIFIED PUBLIC ACCOUNTANTS
Vancouver, WA 98666
206.353.5736

Consent of Independent Registered Public Accounting Firm

 To the Board of Directors

GLOBAL INTERCHANGE INC.

We consent to the inclusion in this registration statement on Form 1-A of our report dated August 5, 2026 with respect to the financial statements of GLOBAL INTERCHANGE INC. as of December 31, 2025 and 2024 and the related statements of operations, shareholders’ deficit and cash flows for the years then ended.

Michael Gillespie & Associates, PLLC
Vancouver, Washington
August 28, 2026

 /s/ Michael Gillespie & Associates, PLLC